An Offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission ("SEC"). Information contained in this Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We have listed the links to our SEC filings on our website, decontaminate.ai
Decontaminate, Inc.
Minimum Offering of 5,000,000 shares of common stock
Maximum Offering of 20,000,000 shares of common stock

Decontaminate Inc (The Company), A Delaware corporation hereby offers investment shares in a Combination Nano-Technology Artificial Intelligence company that has four components to its business:

A) Pathogen Detection (Covid-19, Influenza, MRSA to name a few) on surfaces and in the air using Sensors, Cantilevers, Drones, Robots and Artificial Intelligence
B) Decontamination of Pathogens, Molds and Microbes using Biosurfactants
C) Applying a Biofilm to deter pathogen formation
D) Janitorial Services using Robots and Drones for basic Cleaning Services

   This is an initial public offering of our shares of common stock. We are offering up to a maximum of 20,000,000 shares of common stock at an offering price of $1.00 per share with a minimum offering amount of $5,000,000 (the ?Minimum Offering Amount?) and a maximum offering amount of $20,000,000 (the ?Maximum Offering Amount?) (collectively, the ?Offering?). The Offering will terminate on the earliest of: (1) the date on which the Maximum Offering Amount has been sold, (2) the date which is one year after this Offering being qualified by the U.S. Securities and Exchange Commission (the ?SEC?), or (3) the date on which this Offering is earlier terminated by us in our sole discretion and for any reason (the ?Termination Date?).

The shares offered hereby are highly speculative and an investment in the shares involves a high degree of risk.
Investors must be prepared to bear the economic risk of the investment for an indefinite period and be able to withstand a total loss of their investment.

Offering Circular dated September 15, 2020

Until we achieve the Minimum Offering Amount, the proceeds for the Offering will be kept in a non-interest-bearing account (the ?Offering Escrow Account?). Upon achievement of not less than the Minimum Offering Amount and the closing on such amount, the proceeds will be distributed to us in one closing and the associated shares will be issued to the investors. If the Offering does not achieve the Minimum Offering Amount, and therefore does not close, the proceeds for the Offering will be promptly returned to investors, without deduction and without interest. We will obtain Escrow Account agent after the Offering has been qualified by the SEC.


   Price per share to the public is $1.00 underwriting commissions are 0 at this time.
   Total Minimum is $5,000,000 or 5,000,000 common stock shares
   Total Maximum is $20,000,000 or 20,000,000 common stock shares
The expenses of this offering are expected to be between $60,000 and $275,000.




   This Offering is being conducted on a ?best efforts? basis pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended (the ?Securities Act?), for Tier 1 Offerings. We intend to complete one closing. Until we complete the closing, the proceeds for this Offering will be kept in an offering deposit account maintained by an Escrow agent named later. The minimum purchase requirement per investor is 1,000 shares of Common Stock $1,000; however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

   We expect to commence the sale of the shares as of the date on which the Offering Statement of which this Offering Circular is a part is declared qualified by the SEC.
   We are an ?emerging growth company? as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and, as such, may elect to comply with certain reduced reporting requirements for this Offering Circular and future filings after this Offering.
   Investing in our common stock involves a high degree of risk. Please see ?Risk Factors? in this offering circular, for a listing of certain risks that you should consider before investment in our common stock.
   Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than ten percent (10%) of the greater of your annual income or your net worth.
Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation a+. For general information on investing, we encourage you to refer to www.investor.gov.
   The SEC does not pass upon the merits of or give its approval to any securities offered or the terms of the Offering, nor does it pass upon the accuracy or completeness of any Offering Circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the SEC; however, the SEC has not made an independent determination that the securities offered are exempt from registration.
   This Offering Circular follows the disclosure format of Part I pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

Initially, we will not enlist the assistance of anyone or any entity to help us with the placement of this offering. If we do decide to use federally registered Broker Dealer ?SEC?, we will amend our offering with the SEC.

This offering circular contains the narrative section of the Form 1-A Offering Circular and requires us to provide disclosures about our business, officer and director biographical information, material risks of the offering, uses of offering proceeds, management?s discussion and analysis, officer and director compensation, beneficial ownership information, related party transaction, and the security being offered.
The price of the common stock offered to the public is considered by the company to be fair and reasonable.

230.251 Scope of SEC exemption.
(a) Tier 1 and Tier 2. A public offer or sale of eligible securities, as defined in Rule 261 (230.261), pursuant to Regulation A shall be exempt under section 3(b) from the registration requirements of the Securities Act of 1933 (the ?Securities Act?) (15 U.S.C. 77a et seq.).
(1) Tier 1. Offerings pursuant to Regulation A in which the sum of all cash and other consideration to be received for the securities being offered (?aggregate offering price?) plus the gross proceeds for all securities sold pursuant to other offering statements within the 12 months before the start of and during the current offering of securities (?aggregate sales?) does not exceed $20,000,000, including not more than $6,000,000 offered by all selling securityholders that are affiliates of the issuer (?Tier 1 offerings?).



The Company may engage a FINRA member to assist in the placement of this offering.
See Plan of Distribution page 45 for details of compensation paid to the
Broker if and when the Broker is chosen.

The Company may engage an escrow agent to hold funds tendered by investors in compliance with SEC Rules 15c2-4 and 10b-9.
The offering is being conducted on a best-efforts basis with a minimum offering amount of $1,000,000.
The offering will terminate at the earlier of dates.
The date at which the maximum
offering amount has been sold.
The date which is one year from this offering being qualified by the Commission.
The date at which the offering is earlier terminated by the company in our sole discretion.

Decontaminate Inc The Company, hereby offers investment shares in a Combination Nano-Technology Artificial Intelligence
 company that has four components to the business

Pathogen Detection -Covid-19, Influenza,
MRSA to name a few- on surfaces
and in the air using Sensors, Cantilevers, Drones, Robots and Artificial Intelligence
Decontamination of Pathogens, Molds and
Microbes using Biosurfactants
Applying a Biofilm to deter pathogen formation
Janitorial Services using Robots and Drones for basic Cleaning Services


The shares offered hereby are highly speculative and an investment in the shares involves a high degree of risk.
Investors must be prepared to bear the economic risk of the investment for an indefinite period and be able to withstand a total loss of their investment.


I. Regulation A Filing

II. Regulatory Disclosures and Risk Factors


This Offering Circular has 2 parts

Summary of Information		Pages 10 through 18

Detailed Information		Page 18 through 55



Section 1	Summary Information


Summary of Company Information					Page 11
Artificial Intelligence, Cantilevers/Robots/Drone Scanning,
Virus and Disease Detection, Decontamination and Biofilm.
Focus on Covid-19 and Influenza

The Technology							Page 11
 Using Machine Learning Algorithms, Nanotechnology and Biosurfactants

4 Components of Business						Page 12
Detection, Decontaminate, Biofilms and Cleaning



Artificial Intelligence Patent Applications 				Page
13
Provisional and Non-Provisional

Domain Names							Page 14
List of Domain names

Rhamnolipid Biosurfactants						Page 14
Non-toxic pathogen cell piercing applications and Biofilms


6th Generation Drone							Page 15
Updated with sensors and associated algorithms

Regulatory Filings							Page 15
Environmental Protection Agency


Artificial Intelligence, Microbes and Clusters			Page
16
Predicting the future, specific data from the past

Marketing, Business Development and Free Scans			Page
16
Predicting the future, specific data from the past


Cleaning, Operations and Autonomous Vehicles			Page 18
Nuclear power, Hydrogen fuel cells and self-driving robots


Funding Requirements, Pre-Funding Value				Page 19
Assets and Valuations



Section 2.	Artificial Intelligence, Combination Nano-
Technologies


How our Service works						Page 19
Combination Nano-Technologies

High Definition Pictures						Page 20
Microbe facial recognition

Cantilevers								Page 20
What are they

Drones									Page 21
Present and Future

Robots									Page 21
Present and Future

Artificial Intelligence							Page 21

Can machines do what we do better


Algorithms and Deep Learning					Page 22
Neural Learning

Artificial Intelligence in the personal services business
	Page 21
Janitorial Services in the United States

Disrupting the workplace						Page 22
Present and Future

Covid-19, Influenza and what may be next 				Page
23
Disinfecting with rhamnolipid

Indoor Contamination and Air Pollution				Page 25
An environment can be contaminated without it being polluted

Sick Building Syndrome						Page 28
Using Machine Learning Algorithms and Nanotechnology
Cleaning an indoor environment with AI

AI Decontamination Biosurfactant Overview			Page 28
Disinfecting, Decontamination and Preventive Guideline Report.
COVID-19, the Flu and disease and virus detection.

Physical Application							Page 31
Sensors and electrostatic sprays

Superbugs, Viruses and Rhamnolipid					Page 31
Rhamnolipid is able to break apart the cells walls of pathogens

What causes Infectious Diseases					Page 32
Viruses, disease and their transfer

The spread of Pathogens and Viruses					Page
32
Airborne and surface attachment

Characterization of Rhamnolipids against Covid-19			Page
33
Third party periodical-Abstract

Section 3 the Janitorial Services Industry



Present Industrial Cleaning Business				Page 35
A necessity not a luxury

Present Janitorial Industry Costs					Page 35
Residential/ Commercial

Commercial Cleaning Rates						Page 35
2019

Flat Rates								Page 37
4 Scanning options

Commercial Cleaning Hourly Rates				Page 37
Research Data

Cleaning Chart link						Page 37
Disinfecting, Decontamination and Preventive Guideline Report.
COVID-19, the Flu and disease and virus detection.

How we offer our Services					Page 38
Type, Size and Severity of Contamination

Basic Pricing for our Services 				Page 39
Basic Scans, Residential Scans, Business Scans

Present Marketing						Page 40
Cold Calling, Flyers and Free Scans showcasing our Technology

How we offer our Services					Page 38
Type, Size and Severity of Contamination

Basic Pricing for our Services 				Page 39
Basic Scans, Residential Scans, Business Scans

Phase I Marketing						Page 40
Website Buildouts, Social Media, Interactive
Client Center

Use of Proceeds						Page 41
NanoTechnology Combination NT Combo

Risk Factors			Page 42
Industry Risks

Management			Page 44

Board of Directors		Page 44

Contact				Page 45



Exhibit A  Financials  and accompanying notes
?
I. Regulation A filing
The Company is in the process of filing a Regulation A
 Offering Circular with the Securities and Exchange Commission. The CEO has registered with the SEC filing system called Edgar to complete the necessary filings.
II. Regulatory Disclosures and Risk factors
THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION
DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF
ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING,
NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS
OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS.
 THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION
 FROM REGISTRATION WITH THE COMMISSION; HOWEVER,
THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION
THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION. GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10 percent OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES
 APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS.
BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT
DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU
 TO REVIEW RULE 251 d 2 i C OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO
www.investor.gov

This offering is inherently risky. See Risk Factors on page 40.



IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON
THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE
 OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

THE COMPANY RESERVES THE RIGHT TO REJECT ANY PROSPECTIVE
INVESTMENT IN WHOLE OR IN PART, OR TO ALLOT TO ANY PROSPECTIVE
INVESTOR LESS THAN THE AMOUNT OF SHARES SUCH INVESTOR DESIRES
TO PURCHASE.

THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR HAS BEEN OBTAINED FROM SOURCES BELIEVED BY THE COMPANY TO BE RELIABLE, AND SUCH INFORMATION IS BELIEVED BY THE COMPANY TO BE ACCURATE AND COMPLETE. HOWEVER, NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE OF THE SHARES DESCRIBED HEREIN SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS TRUE AND ACCURATE AS OF ANY
TIME SUBSEQUENT TO THE DATE WHICH APPEARS ON THE COVER PAGE
OF THIS OFFERING CIRCULAR. THE ARTIFICIAL INTELLIGENCE MARKET IS DEVELOPING AND THERE IS NOT MUCH DATA AVAILABLE AND SOME OF
THE DATA THAT IS PUBLIC IS NOT CREDIBLE.

INVESTORS SHOULD NOT CONSTRUE THE CONTENTS OF THIS OFFERING
CIRCULAR
OR ANY COMMUNICATION, WHETHER WRITTEN OR ORAL, FROM THE COMPANY OR ITS EMPLOYEES OR AGENTS, AS PERSONAL, LEGAL, TAX, ACCOUNTING, OR OTHER PROFESSIONAL ADVICE. EACH INVESTOR SHOULD CONSULT HIS OWN COUNSEL, ACCOUNTANTS AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX, ACCOUNTING, AND RELATED MATTERS CONCERNING THEIR INVESTMENT IN THIS OFFERING,

THE OFFERING CONTAINED HEREIN CAN BE WITHDRAWN AT ANY TIME
BEFORE
 CLOSING AND IS SPECIFICALLY MADE SUBJECT TO THE CONDITIONS
DESCRIBED
 IN THIS OFFERING CIRCULAR.  THE COMPANY RESERVES THE RIGHT TO
REJECT
ANY SUBSCRIPTION IN WHOLE OR IN PART.

EXCEPT AS INDICATED HEREIN, NO PERSON HAS BEEN AUTHORIZED TO
GIVE
ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR IN CONNECTION WITH THE OFFER CONTAINED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON. THE COMPANY WILL MAKE AVAILABLE TO EACH INVESTOR AND THEIR PURCHASER REPRESENTATIVE DURING THIS OFFERING AND PRIOR TO THE SALE OF THE SHARES THE OPPORTUNITY TO ASK QUESTIONS OF AND RECEIVE ANSWERS FROM THE COMPANY CONCERNING ANY ASPECT OF THE INVESTMENT AND TO OBTAIN, TO THE EXTENT DECONTAMINATE INC. POSSESSES SUCH INFORMATION OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORT OR EXPENSE, ANY ADDITIONAL INFORMATION NECESSARY TO SUPPLEMENT OR VERIFY THE ACCURACY OF THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR.

ANY REPRODUCTION OR DISTRIBUTION OF THIS OFFERING CIRCULAR, IN
WHOLE OR IN PART, IS PROHIBITED.


STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
THIS OFFERING CIRCULAR MAY CONTAIN FORWARD LOOKING
STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER
THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY,
AND ITS INDUSTRY. THESE FORWARD LOOKING STATEMENTS
ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANYS
MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE
WORDS ESTIMATE, PROJECT, BELIEVE, ANTICIPATE, INTEND, EXPECT
AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD
LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING
STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT?S CURRENT
 VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY?S ACTUAL
RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY
 AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER
SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS. THERE IS RISK OF LOSING YOUR ENTIRE INVESTMENT INVESTING IN
OUR COMPANY.

Industry and Market Data
Although we are responsible for all disclosure contained in this Offering Circular,in some cases we have relied on certain market and industry data obtained from thirdparty sources that we believe to be reliable. Market estimates are calculated by using independent industry publications in conjunction with our assumptions regarding the biosurfactant industry and market.
While we are not aware of any misstatements regarding
 any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings ?Statement Regarding
Forward LookingStatements and Risk Factors in this
 Offering Circular.

Offering Circular Summary
This Offering Circular Summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our common stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the Risk Factors section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward looking statements. See the section entitled Statement
 Regarding Forward Looking
Statements.

Summary of Company Information

The Company was organized on August 3 2020 under the laws of the State of Delaware. Our executive offices are located at 100 S Ashley Drive Suite 600 Tampa Florida 33602 and our telephone number is 727 281 1996.
Our website address is www.decontaminate.ai
The information on our website is basic industry information.
 Trade secrets and proprietary information is kept for only a small group of associates who have signed nondisclosure agreements.

In 2019 during some initial research, Keith Louis De Santo, acting as an individual and not for the company completed some research and was able to detect pathogens viruses, bacteria, microbes and molds using nanotechnologies and artificial intelligence on surfaces and in the air. He also completed research for a rhamnolipid electrostatic spray. Our combination of nanotechnologies utilizes cantilevers, drones, robots, sensors and artificial intelligence. Our other focus was to eliminate indoor pathogenic threats using biosurfactants, then to create a biofilm to deter the formation of microbes. No regulatory agencies were requested to comment on our applications nor do we know of any who would comment on Artificial Intelligence applications.

The Company has obtained that goal before the Covid19 pandemic and is able to detect viruses such as Covid19 and Influenza as well as
E. coli and MRSA. This is done by using high magnification microscope cameras. The Chief Executive Officer, Keith Louis De Santo has primarily self-funded the research and development process with some financial assistance from a small group of friends and family.
 The following is an overview of the corporate structure. Decontaminate Inc is authorized with 100 000 000 common stock shares and 1 000 000 preferred stock shares of which 0 common stock shares have been issued. 1,000,000 preferred stock shares have been granted to Keith Louis De Santo as founders shares. 20,000,000 shares of common stock with 1 vote per share is being offered for $1.00 per share.

The Technology

Decontaminate Inc uses nanotechnology combined with artificial intelligence to detect microbes using drones, robots, cantilevers and machine learning algorithms.
If disease causing pathogens and microbes are detected, we deploy robots and drones to ascertain what application is needed to eliminate the microbe threat. We than deploy decontamination drones and robots utilizing specific machine learning algorithms to apply the correct application such as an electrostatic rhamnolipid biosurfactant spray with peptides to break apart the cell walls of viruses and pathogens. After the correct application is applied, biosurfactant mixtures are sprayed on all surfaces to leave a nontoxic biofilm that deters the formation of microbes. After funding we will be able to deploy our
cleaning crew of drones and robots to clean up dirt, dust and grime.

Conservatively, machines will take over at least 35percent of the janitorial business by 2027. The detection and decontamination business is presently antiquated while the janitorial business must be streamlined to reduce time, costs, insurance, union fees and mistakes.

4 Components to our business



Detection what disease causing pathogenic microbes are present on surfaces and in the air.

Decontaminate  eliminate pathogenic threats

Apply a biofilm Deter microbe formation on surfaces and in the air


Cleaning - provide basic janitorial cleaning services


99.8 percent accuracy



The one size fits all decontamination application is antiquated. Present competition using very little technology, is using one or two applications that attempt to decontaminate and eliminate all disease causing microbes. These pathogenic threats when misdiagnosed cause disease and may lead to death in humans, plants and animals. At best, decontamination businesses are guessing at what the real problem is. We see a different more exact approach that will complete the job with 99.8 percent accuracy, eliminating the guesswork. Welcome to the world of Artificial Intelligence AI.

Cantilevers are small nanotechnology weighing machines that act like a diving board at a pool affixed at one end and bends at the other with load. Our cantilevers can weigh microbes in femtograms 10 to the minus 15 and detect some of the smallest microbes and viruses such as
 Covid19, influenza, E. coli, anthrax and ricin.
CantiDrones drones imbedded with cantilevers and CantiBots robots imbedded with cantilevers in combination with sensors and high magnification microscope cameras, form a machine learning platform that utilizes Exascale computing detection see definition below.

Our cantilevers detect microbes
 pathogens mold bacteria viruses allergens that are present in the air and on surfaces that utilize proprietary sensors that use AI datamining to learn all about our surroundings and the microbes
 that are present.   After detection, microbe facial recognition
algorithms using high definition pictures and stereoscopic video confirm our results gathered from the CantiDrones and CantiBots with 100 percent accuracy. In order for our CantiDrones to datamine
 with high definition pictures and video, we are able to have our drones attach themselves to walls and ceilings for steady picture taking. The AI platform also learns where and how to attach and detach to different forms of rafters, and lighting.

Exascale computing and pathogen detection and billions of calculations per second for facial technology for pathogens, microbes, viruses, molds, and allergens We detect E. coli, MRSA, Streptococcus, Flu Bugs, Viruses and Pathogenic bacteria or any matter that has weight and can be photographed.
Data mining   We discover patterns, fingerprints and footprints
 of diseases and contaminating microbes
We can determine if the space is toxic
What is causing the toxicity and how
to eliminate it through machine learning
Our platform can forecast many future events using AI algorithms i.e. what company has an issue and what is being done about it.

AI Patent Applications


Patent Application number 62968 410 Using machine learning algorithms and nanotechnology to clean an indoor environment. Provisional

Patent Application number 16828 832 Mobile AI and Cantilever,
Robot
and Drone applications. Non- Provisional

Patent Application number 63041 885 Nuclear Energy power for detection and decontamination of pathogens and microbes. Provisional

Neurala AI platforms Boston, Massachusetts were utilized to confirm with
 99.8 percent accuracy that our algorithms worked. The algorithms used were updated and are now owned by the Company. This was the data used to file the algorithm components of our patent applications.

Domain Names

Cantibot.com			CanitBots.com

CantiDrone.com		CantiDrones.com

DeContaminate.ai		Dusting.ai

Drone-cantilevers.com 	RoboCantilevers.com



Rhamnolipid Biosurfactants




We use a proprietary rhamnolipid biosurfactant electrostatic spray that can break apart the cell walls of pathogens and envelopes of viruses leaving a biofilm to deter microbe accumulation. Bacteria pseudomonas aeruginosa secrete chemicals rhamnolipid that fight off and protect themselves from other invading viruses and bacteria.

BIOSURFACTANTS are powerful antibacterial antifungal chemical agents created by nature that are non-toxic and BIOdegradable SURFACe acTive AgeNTs aka biosurfactants as researched and stated in thousands of third party periodicals and publications listed on the internet.

We use proprietary mixtures of peptides blended with biosurfactants to eliminate pathogenic microbes and viruses on surfaces and in the air.

Rhamnolipid, Inc. rhamnolipid production company is also owned by Keith Louis De Santo.
As on November 2019, the company has developed a lowcost production method to produce
 rhamnolipid at 54 cents a gallon. Competition is at $100/ per gallon Jeneil.
 The electrostatic rhamnolipid biosurfactant spray application is a trade s ecret and patents will be filed upon funding.

6th Generation of Drones



Because of proprietary technology and trade secrets, we choose to showcase basic information on our website. Our 6th generation drone was delivered July 15th, 2020


  Regulatory Filings




By the date of this offering, we should have filed a Regulation
Statement with the SEC. We plan on filing with the United
States Securities Commission SEC through a broker dealer a secondary Public Offering of our securities after substantial revenues have been gained. We expect an IPO in the year 2023 for an investor exit strategy.

Rhamnolipid is registered with the United States Environmental
Protection
Agency EPA
through efforts and costs to Rhamnolipid, Inc.

OMRI Listed Organic Materials Review Institute

CAS Registry number 4348-76-9
Registered with the FDA for ingestion by humans.

State of Florida, Environmental Protection Agency
Registered by Rhamnolipid, Inc.

AI and Microbes and Microbe Clusters


Our machine learning datamining algorithms have begun to learn about airborne clusters of matter. Microbes hitch rides on dust particles and other floating matter in the air. The Artificial Intelligence platforms are starting to learn where airborne particles have come from. For instance, certain industrial complexes rug factories produce certain types of fibers. Those fibers attach themselves to other clusters of matter and microbes floating in the air.
They can travel large distances in the air and on surfaces.
 In certain locations, we may offer an initial scan for free under 5,000 square feet. For a fee, our company will pinpoint the pathogenic microbe and eliminate that the
 Machine Learning algorithms learn
from each scan thereby reducing costs so more people and entities in the future can afford our service.

Diseases, viruses and contamination are spread by touching a surface or object that has a virus disease on it and then touching our own mouth, nose, and our eyes. They are also spread by airborne particles. Viruses and diseases pathogenic microbes enter our lungs or attach to the mucus of the nose by attaching themselves to dust and particles in the air or by being in the vicinity of another person sneezing or coughing. Bacteria, allergens and mold spores form clusters and these clusters attach to airborne particles. The components of these clusters are machine learned and these signatures can pinpoint a place where they traveled from and forecast where they might end up. Microbe clusters are specific to locations across the world. Each cluster processes a book of stories about where they have been, what happened and what may be next.

Individual microbes and clusters of microbes can be identified by weight and hi-definition pictures using machine learning.




Marketing, Business development and free scans



Not a day goes by, without a call asking us to scan residences, businesses,
(a church) and educational facilities (USF). Fear from disease carrying microbes (influenza season coming soon), have requests coming in daily.
 We will begin to transform from a research and development company into a revenue producing consumer necessity. The business was started before the pandemic and recently we are getting many requests without any advertising.
 We have offered by word of mouth starting cold calling businesses in
December 2019 a free scan to jump start the business. One recent request was from an AI Incubator for free rent in exchange for our services.
This is not the only form of bartering we have been offered. Fortunately, we are at the right time to capture a large portion of the detection and decontamination business due to the pandemic. Funding is the only component needed to expand the business, build the drones and robots and retain support personal.

Our current marketing campaign is quite basic, cold call, email and send out flyers offering free scans to corporations in large cities.
By offering a free scan, most scans will produce some data showing some allergens, molds or bacteria. 20 percent of the free scans may result in revenues using basic statistical calculations.
Most scans thus far have been for free. The data learned from each scan will be valuable for each new scan provides new data. The costs involved to deploy one of our drones to scan a building for microbe contamination is quite low. Initial scans will start in selected large cities and then branch out.
 In our experience, even if the prospective client does not engage us to decontaminate or provide us with a referral, those scans allow us to build marketing data for further target markets.Conservatively, we expect about
5 percent of the free scans may transition into revenues from referrals.
That trend will continue exponentially as more drones and robots are dispatched. Our CantiDrones and CantiBots will continue to become smaller while the cleaning drones and robots will increase in size for larger jobs. In our calculations, each generation of our detection and decontamination robots and drones will be reduced in size by 20 percent while the cleaning robots and drones will increase in size by 4 percent to 7 percent.

The cleaning business will also become much easier. We expect to decrease the need for human interaction year by year until winter 2023 when the machines will manage 80 percent of the business.
While revenues are increasing, so will be our ability to remove human interaction. We are confident
to state that 60 percent of the janitorial business we serve in the future will be serviced by drones and robots. With enough finding we may be able to capture most of that business starting in the US, then world wide.

With our data and applications, we have a high probability to alert and maybe eliminate the next pandemic, if we are lucky.

Cleaning, Operations and autonomous vehicles



On July 15 2020, our drone technology was advanced to a level of the sixth generation palm size with 5 sensors. The power grabbing sensors allow us for shorter scan times but more accurate data. For instance, we detected urine and feces on a lunch table outside a restroom. As we all know, feces and urine when ingested by humans and animals may cause the Norovirus, Hepatitis and other sicknesses.
The light sensors detected the samples.
intain longer run times which will lead to being efficient
 (less interruption for battery change or charging) and more cost effective. One such power is hydrogen cells while the other is nuclear energy. We have filed a patent for nuclear energy after we were told by the US federal government and the state of Florida that because of our type of decontamination business, we were advanced for approval to research nuclear not be with just batteries. A hydrogen fuel cell power pack patent for our nanotechnology has been written
and will be filed after funding. Electricity may also be used and the electrical cord may be managed by robot and drone cord keepers.

The cleaning business ?janitorial? should also become much cost efficient with higher profit margins for our company. It our opinion, slowly eliminating the need for human interaction will lead to higher profit margins. While revenues are increasing, so should our ability to replace janitorial antiquated systems. We are confident to state that
60 percent of the janitorial business will be serviced by drones and robots in the next 7 years. With enough funding, we should be able to capture more of that business. We also see the future will be much different than today.
 One such eliminating factor will be transportation of our nanotechnologies.
We see that our cleaning drones and robots will get bigger to allow for compressed air tanks and refuge tanks for holding dirt, dust and grime and depositing that waste in a local dumpster or a landfill located miles away.
 Our detection drones and robots will continue to get smaller.
Instead of
 transporting our drones to a client site, it is our belief that they will transport themselves through an autonomous vehicle or the robots themselves will also dub as an autonomous vehicle. The drones may also fly themselves to a client site. The drones and robots will be stored in warehouses in major cities and either disassemble themselves for transport and resemble themselves upon arrival at the client site. Drones may disassemble the robots and reassemble them at the client site or it may be that the robots disassemble and reassemble the drones.
 The future of janitorial robots and drones is almost here.

Funding requirements pre money value



Decontaminate Inc. is prepared technologically for what lies ahead whether it?s a pandemic,
E Coli, allergens, fungus, bacteria or a residence with a mold problem.

The assets of the company are in trade secrets including but not limited to Cantilever NanoTechnology, Drone Nanotechnology, Robots
Nanotechnology
and their sensors, proprietary machine learning algorithms as well as Biosurfactant
Rhamnolipid peptide applications.

Total funding needed for is 22,500,000

Funding requirements in the future through equity may also be decreased or eliminated due to immediate revenues and or debt that can be secured if needed. With a successful IPO, worldwide operations can commence.

Section 2 Artificial Intelligence, Combination Nanotechnologies


How our Service works


Our combination nanotechnology artificial intelligence applications work in the following way.

Using artificial intelligence, our company detects and identifies with
99.8 percent accuracy the exact makeup of microbes and or clusters on surfaces and in the air in businesses and residences.
Using artificial intelligence, we then decontaminate with biosurfactants and peptides Use an electrostatic biosurfactant spray to create a biofilm on surfaces to deter the formation of microbes.
 After funding, our company will use artificial intelligence to clean up residences and businesses with basic cleaning services.

Our drones, robots, cantilevers, and AI algorithms all work in unison.
The indoor area is first mapped in 3-dimensions by both robots and drones where the drones scan the air and the robots scan the ground area. Information ascertained is then fed to the algorithms which compartmentalizes the data into
3 components. full cubic area in meters, minus the area used by fixed fixtures such as furniture, lights and wall fixtures and total space for usage as in unused space. The drones and robots imbedded with sensors and cantilevers see description below then sample the air and surfaces for pathogens, bacteria, microbes, molds, gases and allergens to name a few. The samples are induced into cartridges. The samples are then circulated in vacuumed packed cartridges. The cartridges are either re-usable or replacement cartridges depending on the application.

High Definition Pictures

To confirm our data with high accuracy, we use an ai algorithmic facial recognition platform for microbes. The summarized data is provided to the client as well as the price to decontaminate.
A separate price is also offered to create a biofilm on surfaces.
Pictures of microbes detected
will be included in the report to the client.
Cantilevers

Cantilevers are small nanotechnology diving boards that can sample particles in weight of femtograms.

A cantilever is a beam like structure similar to that of a diving board.
The structure is anchored at one end (usually vertical) and protrudes at the other end. A cantilever can also be attached to a flat, vertical surface such as a wall. Cantilevers can be constructed with trusses or slabs made of metal, fiberglass or silicone. When subjected to a weight at the protruding end, the cantilever bends. That bending is due to weight.
That weight (measured in femtograms) can be calculated to determine what the particle may be that is being tested.
Our cantilevers also use light as a measuring device.

Our cantilever uses an array of boards to test particles in the air. Cantilevers can test hard or soft surfaces as well as aqueous solutions. Particles obtained can be non-toxic, toxic, organic and inorganic.
 Cantilever biosensors are able to detect weight in femtograms.




Drones

Drones used to scan the air in the indoor space in 3 dimensions with use of at least 4 sensors. Drones used to detect microbes use cantilevers and other sensors.
  We refer to these drones as CantiDrones. As of the date of this offering circular, the company has built 6 upgrades referred to as our 6th generation CantiDrones.
 Robots

Robots used to scan surfaces in the indoor space in 3 dimensions use 3 sensors. Robots used to detect microbes use cantilevers and other sensors.
We refer to these robots as CantiBots. As of the date of this offering circular, the company has built 2 upgrades referred to as our 2ond generation CantiBots.

Artificial Intelligence

Who?s better equipped, humans or an AI platform in the
 detection, decontamination and cleaning business.
Alan Turing 1912 to 1954, first one to use artificial intelligence, stated that there would be continual debate about the difference between artificial intelligence and human intelligence. He realized that asking whether a machine could think was the wrong question
 The right question is Can machines do what we as thinking entities can do. And if the answer is yes, isn?t the distinction between artificial and original intelligence essentially meaningless We ask, can our AI platforms do a better job than humans and think and learn at a higher rate. We have already proved that.
In our particular detection, decontamination janitorial industry, we believe that our array of AI platforms can do a better job than humans and cheaper. Most notable issues today are human error and people just having basic bad days and not paying attention to what they are doing aside from costs by the hour or by the job.
Our algorithms can eliminate many of the decision making mistakes that humans make. First and foremost, accidental breaking or damaging of contents in homes or businesses will be eliminated. Human stress and burnout also factor in those mistakes. Theft of property and wondering eyes on personal belongings will also be eliminated. Algorithms, drones and robots tend to be very honest.

Algorithms and Deep Learning

Deep learning is an artificial intelligence function that
 imitates the workings of the human brain in processing data and creating patterns for use in decision making. Deep learning is a subset of machine learning in artificial intelligence that has networks capable of learning unsupervised from data that is unstructured or unlabeled. Deep learning is also known as deep neural learning or deep neural networks.


Artificial Intelligence in the personal services business

The future in the janitorial services industry in the United
States
 will be transformed from physical expenditures to machine learning through technological breakthroughs. This new way of combining different technologies to learn how to work alongside robots, drones and interactive software-based applications is the future. The IDC, (International Data Corporation) predicts that by
2025, 75 percent of organizations will be investing in employee retraining in order to fill skill gaps caused by the need to adopt
AI. While the first robots in the workplace were mainly involved with automating manual tasks such as manufacturing and production lines, the future of AI, robots and drones see a greater role in our personal lives and businesses. As the hardware and expertise needed to deploy AI becomes cheaper and more user friendly, we should start to see AI used in an increasing number of industries such as the agricultural industry. In the next 3 years, more and more devices of every shape and size will start to think and learn for themselves and will be embedded into our vehicles, household appliances, and workplace tools. As AI platforms become more efficient and capable of running on lower powered devices, this expansion will continue to become more popular in 2021, making AI more accessible.

Disrupting the workplace

Artificial Intelligence AI has the potential to improve productivity, efficiency and accuracy across an organization. As there is increasing evidence demonstrating the benefits of intelligent systems, more decision makers in the boardroom are gaining a better understanding of what
AI can really offer.

The first companies employing AI systems across the board will gain competitive advantage, reduce cost of operations and remove head counts. While this may be a positive from a business perspective, it is obvious why this a worry for those working in roles at risk of displacement. The introduction of these technologies will likely trigger an issue with unions and job security due to the substantial operational changes. Regardless of how AI is viewed, our AI applications will in fact lead to healthier environments in homes and businesses while costs will be reduced over time as our platforms learn more
 about our clients and their environments.

Our new technology of detecting contamination and poor air quality and then cleaning the space will lower costs, free them from many of the time consuming tasks of cleaning. When polling 200 people who own homes and manage businesses, 87 percent state they would pay a higher fee not to have strangers in their homes and offices to get their spaces cleaned aside from the drudgery of time consuming but essential cleaning and sanitizing.
 Our combination technologies can be operated from outside of an establishment, down the block for eventually from a remote AI center.

Our incentive to roll out all our products is driven by revenue. Our AI platform can only grow from those who want a change their day to day chores. Presently, AI success is driven by the success of corporations like Amazon, Facebook, and Google, and their ability to deliver personalized experiences
and
recommendations. AI allows providers in real-time as they interact through online portals and mobile apps, quickly learning how their predictions can fit our wants and needs with ever increasing accuracy.
These traits will help our business grow exponentially.

One of the negatives we have come up against is businesses, organizations and individuals desiring to move towards AI driven automated decision making algorithms is privacy. As technology and methods of knowing all personal habits of residences and employees of businesses, processes of masking that
 information have improved and can be reported as code
words that the client chooses and our algorithms can hide. Accurate data has become increasingly available and reliable and may need to be camouflaged for the client. Some
personal or company information the platform gains
about the individual or
entity is private and needs to stay that way.   That is why we
sign a non
disclosure before any operations commence.

With our simulation algorithm platform, we can also test our platforms in the real world to simulate outcomes for clients that help them in their decisions to utilize our AI applications. Our data shows that these simulations will lead to more learning for our platforms.

COVID 19, Influenza and what?s next

The topic of disease prevention gets nearly continuous attention in the media, at least in 2020.
Preventing the flu really seems pretty simple: avoid close contact with sick people stay home when you are sick cover your mouth and nose when coughing or sneezing wash your hands often and avoid touching your eyes, nose or mouth. With COVID 19 COrona VIrus Disease year 2019, this is a game changer.
 As of the date of this offering circular, some of the cases were infected by touching surfaces and then touching their face, eyes, nose or mouth. Though not confirmed, it was stated that
COVID 19 is also airborne.

COVID-19 is stable for several hours to days in aerosols and on surfaces, according to a new study from National Institutes of Health, CDC, UCLA and Princeton University scientists in
The New England Journal of Medicine. The scientists found that severe acute respiratory syndrome coronavirus
2 SARSCoV 2 was detectable in aerosols for up to three
 hours, up to four hours on copper, up to 24 hours on cardboard and up to two to three days on plastic and stainless steel. The results provide key information about the stability of SARS CoV2, which causes
 COVID19 disease, and suggests that people may acquire the virus through the air and after touching contaminated objects.
As with the flu, people will keep getting sick. According to the U.S. Centers for Disease Control (CDC), 20 percent of Americans will come down with the flu each winter. Of course, it?s impossible to stop everyone from getting the flu, but even if a company were to just reduce the incidence of flu among its workers, it could make significant improvements in the well-being and productivity of its workforce.
 Most experts believe that flu viruses are spread mainly by droplets produced when infected people cough, sneeze or talk.
 These droplets land in the mouths or noses of other nearby people. A person can also get the flu by touching a surface or object with flu virus on it, then touching their own mouth, eyes or nose. As a result, cleaning and disinfecting surfaces and objects that may be contaminated with flu germs can help slow the spread of influenza. In other words, management practices and intensive cleaning programs can help knock out flu germs before they infect workers. We concern is also focused on what we don?t know such as future pandemics and strains of diseases that antibiotic resistant.

In addition to personal behavior and company policies, regular and thorough cleaning of the workplace is essential to controlling the transfer of germs and viruses. Since germs and viruses are spread by infected people, the germs go anywhere people do.
As a result, companies must focus on facility-wide cleaning strategies that thoroughly disinfect surfaces including their phones keyboards and keys. Biosurfactant wipes will eliminate that problem and maintain a non-toxic healthy biofilm.

Breakrooms where food is consumed and restrooms are a breeding ground that helps grow and spread bacteria and fungus. The next culprit of spreading germs and viruses are keys, mice and soles of shoes. Routine disinfection of these surfaces is vital to a healthy surrounding.

Surfaces that breed germs and viruses usually don?t get
 the attention they should. Our AI algorithms are specifically designed to not only pay close attention to those surfaces, but learn what is on those surfaces. Coronavirus, influenza, and the common cold are respiratory viruses. While coughing and sneezing are their main routes of transmission, infected surfaces such as computer keyboards, touchscreens, and bathroom handles can also transmit disease. The rhinovirus the virus that causes
 the common cold remains infectious on household items for up to 18 hours such as doorknobs and remote controls.
Influenza also poses a risk on surfaces. In one study, the influenza virus remained infectious on stainless steel surfaces for up to eight hours. Other studies suggest that it might persist for as long as a week.
Survival on porous surfaces is much shorter, from as little as a few minutes for cloth or paper to as long as 48 hours on wood.
How can you treat a surface if you don?t know what your treating question mark We treat the surfaces with Rhamnolipid. We have research that shows our combination of rhamnolipid with other non-toxic EPA approved chemicals not only kills Covid19, Flu germs and other diseases on surfaces, but is cheap enough to produce with our production breakthrough to compete with other products currently on the market. Our Rhamnolipid applications not only clean and disinfect with a non-toxic application, but our products also leave a biofilm to deter bacteria, fungus and viruses from adhering to surfaces.

We believe that it is just a matter of time before the EPA bans some chemicals that cleaning services use. Current cleaning processes may leave behind airborne and surface-bound residual chemicals that may cause irritation and possibly sickness to people. The trend toward environmentally preferable cleaning has changed the type of cleaning products many
 companies use regularly, according to the International
Sanitary
Supply Association ISSA.

It is unlikely that germs, viruses, and fugus will ever be completely eliminated in offices and homes in the near future but, our AI platform will greatly reduce the spread and infection rate. It is our aim to completely stop the spread of these viruses through our new machine learning algorithms.


Indoor Contamination and Air Pollution

Pollution is defined as the introduction into an environment indoor and outdoor of living or nonliving matter that is harmful to living organisms.

Contamination is defined as the presence of a substance that should not be present naturally.

An environment can be contaminated without it being polluted, but cannot be polluted without it being contaminated.

Types of Pollution

Mold
Pollen
Tobacco smoke
Pet Allergens
Pesticides
Gases such as radon and carbon monoxide
Materials used in the building such as asbestos, formaldehyde and lead.
Paints, paint strippers and other solvents
Wood preservatives
Aerosol sprays
Cleansers and disinfectants
Moth repellents and air fresheners
Hobby supplies
Dry-cleaned clothing
Building materials and furnishings
Office equipment such as copiers and printers, correction fluids and carbonless copy paper
Graphics and craft materials including glues and adhesives, permanent markers and photographic solutions.


EPA's Office of Research and Development's Total Exposure
Assessment
Methodology TEAM Study Volumes I through IV, completed in 1985 found levels of about a dozen common organic pollutants to be 2 to 5 times higher inside homes than outside, regardless of whether the homes were located in rural or highly industrial areas.
Volatile organic compounds VOCs
Volatile organic compounds VOCs are emitted as gases from certain solids or liquids. VOCs include a variety of chemicals, some of which may have short and long term adverse health effects. Concentrations of many VOCs are consistently higher indoors up to ten times higher than outdoors. VOCs are emitted by a wide array of products numbering in the thousands.

Organic chemicals are widely used as ingredients in household products.
Paints, varnishes and wax all contain organic solvents, as do many cleaning, disinfecting, cosmetic, degreasing and hobby products. Fuels are made up of organic chemicals. All of these products can release organic compounds while you are using them, and, to some degree, when they are stored.
Studies have found that levels of several organics average 2 to 5 times higher indoors than outdoors. During and for several hours immediately after certain activities, such as paint stripping, levels may be 1,000 times more than outdoor levels.
Health effects may include
Eye, nose and throat irritation
Headaches, loss of coordination and nausea
Damage to liver, kidney and central nervous system
Some organics can cause cancer in animals, some are suspected or known to cause cancer in humans.
Key signs or symptoms associated with exposure to VOCs include conjunctival irritation nose and throat discomfort headache allergic skin reaction dyspnea declines in serum cholinesterase levels nausea emesis epistaxis fatigue dizziness
The ability of organic chemicals to cause health effects varies greatly from those that are highly toxic, to those with no known health effect.
As with other pollutants, the extent and nature of the health effect will depend on many factors including level of exposure and length of time exposed. Among the immediate symptoms that some people have experienced soon after exposure to some organics include
Eye and respiratory tract irritation
headaches
dizziness
visual disorders and memory impairment

Sick Building Syndrome


Sometimes a group of people have symptoms that seem to be linked to time spent in a certain building. When they leave the building for the day, the symptoms go away. There may be a specific cause or the cause of the illness cannot be found. This is known as Sick Building Syndrome
 SBS.

Usually indoor air quality problems only cause discomfort. Most people feel better as soon as they remove the source of the pollution.
 However, some pollutants can cause diseases that show up much later,
 such as respiratory diseases or cancer.Have you and your
coworkers
been feeling sick without being able to put finger on your exact illness
or what causes it question mark If yes, then you are probably suffering
from Sick Building Syndrome SBS, a collection of various
symptoms
and illnesses due to poor air quality in a building or shared confined space.
This occurs only during office hours and affect two out of every
10
 employees. The symptoms usually improve after leaving the building and come back when the person returns to the workplace.
Employees spend a minimum of eight to 10 hours of their day at work. It is the place where they spend most of their time away from their homes.
 A healthy environment
 not only improves employee?s performance, but also their mental attitude. We can improve the overall experience in the working environment with our cost efficient uninstructive applications.

AI Decontamination  Biosurfactant Overview

Most of the research completed was focused on viruses including the Corona Virus COVID 19 and Influenza.

The interaction between antimicrobials is synergistic when the combined activity is greater than the additive effect of the antimicrobials.
 Our Biosurfactant formula Rhamnosan was specifically designed to be broad spectrum and highly effective against gram positive and gram negative pathogenic bacteria, pathogenic fungus, pathogenic viruses including COVID19 and flu viruses and degrade other biofilms.

Rhamnolipid Biosurfactant - Starting with the biosurfactant Rhamnolipid also known as RL. RL reduces the surface tension between the solution and the surfaces it is sprayed on.
This allows the antimicrobial solution to better penetrate the surface it is sprayed on. RL acts as a detergent interacting with bacterial and virus membranes. RL interacts with lipid bilayer of gram negative bacteria increasing the negative charges on the cell surface which allows the cationic positive charged antimicrobial organic peptides to greater adherence and faster penetration into the microbes causing cytoplasm breakdown and quick cell death. Below is an illustration showing rhamnolipids ability to remove the lipopolysaccharide membrane LPS, disintegrate the cell membrane creating an opportunity for other ingredients to additively break down and permeabilize the cell wall and penetrate into the cytoplasm for an irreversible death.



Antimicrobial small peptides - There are multiple mechanisms of action for these cationic positive charge groups. They are able to disrupt the bacterial cell membrane and when combined with other antimicrobials can penetrate into cells causing cytoplasmic disruption. The antibacterial effect of these peptides are dependent on the ability of multiple charges to attach to and interact with the cell membrane. These charges are synergistically enhanced by rhamnolipid and other peptides. There is further cell penetration by the organic acids in solution that attack the cell wall, helate minerals and dissociate within the cell cytoplasm.



Organic Acids
There are many antimicrobial organic acids.
Some are considered weak. Weak acids
 are most effective in their undissociated form.
This is because once inside the cell,
the acid dissociates goes into solution
because the cell cytoplasm interior has a near neutral pH.
 Protons generated from intracellular dissociation of the organic acid H plus turn the cytoplasm acidic and must be removed by the organism. The cytoplasmic membrane is impermeable to H plus protons and must be actively transported to the exterior of the cell.

This causes the cell to use tremendous energy to pump out the constant influx of these
 H plus protons which will eventually exhaust the microorganism leading to death.

This solution combines organic acids allowing the pH to be more effective as the acids have different
pKa values where the acid is 50 percent in solution and 50 percent not in solution and since each of the acids act upon gram negative and gram positive
 bacteria differently their combination allows for better cell membrane penetration. The complex combinations
of organic acids create a synergistic reaction present as a powerful antimicrobial at low concentrations. Broad spectrum activity and is effective against bacteria, both gram positive and gram negative and viruses.

Physical Application

Using cantilevers black light Infrared Light and other sensors, we are able to scan bacteria and viruses and their cells.
We can then capture a biochemical
makeup of cells and their identity.
Then we forward that hard data to our AI platform that decides on the following

Spray the rhamnolipid application with a nozzle from our drones or robots on specific targeted areas, or using a misting device specifically designed for
 drones and robots that covers
the entire area using an electrostatic spray.
Electrostatic spraying is an
 application where an electric charge is
added to our application in
order to have it cover an entire surface.

Superbugs, Viruses and Rhamnolipid

Rhamnolipid can break apart the cell walls of many pathogens and viruses including but not limited to E.
Coli, Flu Bugs and the Covid19 virus. The antimicrobial application creates cell membrane permeability and eliminates pathogens on surfaces. Our application also forms a biofilm from our electrostatic spray which creates an anti-microbial biofilm from 5 to 30 days depending on the surface. This application is nontoxic, is EPA registered and environmentally safe.

Superbugs are strains of bacteria, viruses, parasites and fungi that are resistant to most of the antibiotics and other medications commonly used to treat the infections they cause. Basically, superbugs have adapted and become resistant to most types of antibiotics used to treat the i nfections they cause.

Viruses are the smallest known type of infectious agent, smaller than bacteria. Viruses are not living cells and they need to inject themselves into healthy cells to survive and reproduce.

Superbug pseudomonas aeruginosa is a common pathogen of healthcare associated infections, causing high mortality in immunocompromised patients. Another example is the
 Flesheating disease Necrotizing Fasciitis where surgical removal of dead or infected tissue from the wound is often required whereas antibiotics are ineffective. What people call superbugs have appeared partly because of the natural evolution of germs. Infectious germs, such as bacteria, multiply very quickly. This allows them to overpower the body?s immune system and cause an infection.

What the public should know is that the more antibiotics youve taken, the higher your superbug risk, says Eric Biondi, MD, who runs a program to decrease unnecessary antibiotic use. "The more encounters you have with a hospital setting, the higher your superbug risk. Stronger strains of these bacteria have become antibiotic resistant and have little or no response to antibiotics.

What Causes Infectious Diseases

Microbes that cause disease are called pathogens.
 Many diseases are caused by microscopic microbes organisms called pathogens. Pathogens live in or on another organism and derive nourishment from it.
Viruses the smallest known type of infectious agent smaller than bacteria but are not living cells where they inject themselves into healthy cells to survive and reproduce.

The Spread of Pathogens and Viruses

Pathogenic airborne infections. Airborne diseases are caused by tiny pathogenic microbes that are transferred to particles in the air such as dust and discharge from an infected persons respiratory system. Discharges from an infected person can be from close contact after coughing, sneezing, laughing. The discharged microbes remain suspended in the air on dust particles and water droplets for quite some time depending on the amount of draft in the surrounding area. The common cold and influenza are spread this way.

Pathogenic surface infections. Pathogens are also spread by simply someone touching or leaving bacteria on a surface that someone else touches. Shaking hands is also a vector of transfer and after the COVID19 pandemic may become a thing of the past. Doorknobs serve as reservoirs of bacteria and viruses that can easily transfer to the hands through direct contact, which in turn can be easily transferred to the lip, the eyes and the nose through a simple touch. Infection in hospitals and nursing homes are spread very easily by doctors, nurses, or other healthcare professionals who touch people, objects, or surfaces in facilities where they live.

Rhamnolipid are Biosurfactants, or Surfactants
SURFACe acTive AgeNTS.
Biosurfactants are naturally produced by bacteria to defend themselves against other invading bacteria. Because rhamnolipid has both hydrophilic and hydrophobic components, rhamnolipid facilitates its entry into cell membranes by breaking down the cell wall of bacteria. We initially plan to use our biosurfactant rhamnolipid application in hospital settings, nursing homes, airliners and trains.


Section 3 Janitorial Services Industry



Present Industrial Cleaning Business

The Company provides a necessity, not a luxury.
That?s the way
 we look at it. The company offers a different way of doing business that is less expensive and more reliable.
 With our drones, robots and software engineers, we can do a better job than janitorial workers can with 100 percent accuracy.

The Service Employees International Union SEIU represents
2.2 million union workers. It is safe to say that either way, our service will cost less as our AI platform learns all aspects of the business.


Present Janitorial Industry Costs

Commercial cleaning companies provide services for a wide variety of properties such as offices, schools, medical facilities, restaurants, retail locations, churches and more. The average price for commercial cleaning companies depends. Some are for a onetime service while others use cleaning services once a week or many times a week. The costs are broken down in the following segments

The number of windows, bathrooms and where the cleaning crew unloads among other things adds or subtracts from the total cost.
 In an office building, windows, bathrooms and break rooms or kitchens generally take longer to clean and disinfect than hallways,
 offices or waiting rooms. The greater the number of windows to be washed and the higher-traffic areas to be cleaned, the greater the total cleaning cost will be.

OneTime Commercial Cleaning Rates Chart for September 2019
 Janitorial services


httpswww.thumbtack.com

Residential

1 bedroom 1 bathroom
Standard cost 		100
Deep Cleaning		125
Move out cleaning	175

3 bedroom 2 bathrooms
Standard cost 		150
Deep Cleaning		175
Move out cleaning	175

Per square foot

1,000 		80 to 125
2,000		100 to 200
3000		150 to 300


Commercial

Janitorial services revenue in the U.S reached 61 billion in 2018. Most of this revenue is generated by c ommercial enterprises such as schools, healthcare establishments, office, and religious facilities.

Rates range hourly from 20.00 to 50.00 for offices
1,200 to 2,000 square feet.   This includes emptying
the trash, dusting and vacuuming.


Square Feet				Commercial Cleaning Costs one time

0  1000		sq. ft				118

1000  2000		sq. ft 				150

3000  4000		sq. ft 				200

5000  6000		sq. ft 				224

7000  8000		sq. ft 				400

9000  10000		sq. ft 				463


Flat Rates

Some commercial cleaning companies charge a flat
 rate to clean a commercial space. Generally, they will do a site visit and walkthrough to determine about how many employees will be needed and how long the job will take.
Residential and Commercial Cleaning in Bridgeport
 Connecticut assesses the square footage, number of rooms and type of rooms, and then breaks down the job by the hour to provide a price quote to clients.

Commercial Cleaning Hourly Rates

According to residential and commercial cleaning data, cleaning rates of 30 35 per worker per hour represent an average range. Companies that charge by the hour may provide a free cost estimate based on a walkthrough and the number of hours they think it could take to clean a space. This cost estimate can vary after the job is complete, and the time it takes to clean the same space may vary affecting cleaning costs.

The number of windows, bathrooms and where the cleaning crew unload among other things adds or subtracts from the total cost.
In an office building, windows, bathrooms and breakrooms or kitchens generally take longer to clean and disinfect than hallways, offices or waiting rooms. The greater the number of windows to be washed and the higher-traffic areas to be cleaned, the greater the total cleaning cost will be.


Commercial Cleaning Rates Chart for Janitorial services


www.thumbtack.com/p/house-cleaning-prices






How we offer our services

We categorize our services into 3 components

Section 1 TYPE - what type of facility

Corporate
Corporate Office
Retail Space  Store
Non Corporate
School
Religious Institution
Municipal Facility
Industrial Facility
Warehouse
Auto Repair Garage
Manufacturing
Food preparation
Residential
Residence
Residence with Garage


Section 2 SIZE - By size of facility

Small facility up to 5,000 square feet
Medium facility from 5,000 to 25,000 square feet
Large facility over 25,000,000 square feet

Section 3 ?SEVERITY-Severity of Contamination/Air pollution:

Scale ranges from 1 to 10, where 10 is most severe and the facility or residence should be quarantined.



Basic Pricing for our services

Our fees are based on two different models

Basic Scans that are general in nature. Basically, is the space toxic of not

Cost is 99.00 an hour.


99.00 an hour is based on a space of 1,000 square feet.

Residential Scans are specific for food particles, molds and floor pathogens brought in by soles of shoes.

Cost is 149.00 an hour.


Business Scans are specific for type of business corporate, Industrial, warehouse, hospital, food processing and floor pathogens brought in by soles of shoes.


Cost is 249.00 an hour.


249.00 an hour is based on a space of 2,500 square feet.


Pricing for Severe Decontamination


Pricing severe decontamination is based on a case by case basis.
We charge a flat fee 2,250 per hour regardless of size of space.
Pathogens may be isolated to a specific area or may be ubiquitous.

Pricing for Biofilm Application


Pricing is dependent upon what has been detected and what type of threat it poses
We may charge a flat fee where the client skips the detection and decontamination scans and requests a biofilm application after another entity has cleaned the premises. We charge a flat of 249 an hour without making any promises or statements that the premise is clear of pathogens.

Present Marketing

Currently, we use 3 methods of advertising to gain market share.

Cold calling residences and businesses offering free scans
Sending out flyers via email and regular mail
Showcasing out technology for hospitals and assisted living facilities.

We serve the greater Tampa area and will expand into large cities after funding in Phase II.
Phase I expansion will consist of large cities such as Orlando, Miami and Tallahassee in the State of Florida.

Phase III expansion will consist of the United States
Phase IV expansion will consist of Canada and South America
Phase V expansion will consist of worldwide operations commencing in Europe.

The Company?s present marketing strategy is cold calling residences and businesses offering free scans. Potential clients that we performed free scans for we ask for referrals in return for a discount on their next scan or decontamination.

Most potential clients we sign a non-disclosure with. If we find pathogens or other issues, disclosing that information may cause the homeowner or business negative consequences and we may become a party to a lawsuit.
Only 4 people have access to the data from scans which includes the client.
Some data on the report to the client will be replaced with ?other? language.


Phase I Marketing.

After funding, we plan to buildout the websites focusing on advertising in expanded cities. We also plan to advertise on social media.

Interactive Client Center

There are 2 ways our algorithms interact, learn and gain sales data about our clients and prospective clients. Interactive applications through our mobile or desktop application algorithms or in person with our robots.


Use of Proceeds

Each Nano-Technology Combination NT Combo application consists of a robot, drone, cantibot (embedded with a cantilever and 7 sensors), cantidrone, embedded with a cantilever and 11 sensors, and a laptop.
Total of five components needed for either detection scan and/or decontamination of premises.


7,925,000 25 nanotechnology combination packages
 first order 3 months to complete
7,925,000 for second order of 25 nanotechnology combination packages 3 months later
3,100,000 AI Software revisions aligned with technology upgrades
1,300,000 C level Executives and office support staff, clerical
600,000 Patent filings, maintenance and prosecution, PCT, Legal, Accounting
1,500,000 working capital.

Total funding to be raised 25,000,000
Possibly 6.5 to 10 commission 2,500,000
Use of Proceeds

For scenarios of 25 percent, 50 percent, 75 percent and 100 percent funded

$5,000,000 25 percent
$10,000,000 50 percent
$15,000,000 75 percent
$20,000,000 100 percent

Each Nano-Technology Combination NT Combo application consists of a robot, drone, cantibot (embedded with a cantilever and 7 sensors), cantidrone, embedded with a cantilever and 11 sensors, and a laptop.
Total of five components needed for either detection scan and/or decontamination of premises.

The cost of each NT Combo application is $317,000
Artificial Intelligence algorithm expansion and upgrades totals
$3,100,000 and $1,300,000 C level Executives and office support staff, clerical $600,000 Patent filings, maintenance and prosecution, PCT, Legal, Accounting and $1,500,000 working capital.

At 25% funding for $5,000,000, the funds will be used in the following manner
$951,000 3 NT Combos
$3,100,000 AI expansion
$200,000 patent and legal
$500,000 C level Executives and office support staff, $60,000 Rent warehouse space
$140,000 working capital.

At 50% funding for $10,000,000, the funds will be used in the following manner
$3,804,000 12 NT Combos
$3,100,000 AI expansion
$600,000 patent and legal
$1,300,000 C level Executives and office support staff, $400,000 Purchase warehouse
$796,000 working capital.

At 75% funding for $15,000,000, the funds will be used in the following manner
$8,876,000 28 NT Combos
$3,100,000 AI expansion
$600,000 patent and legal
$1,300,000 C level Executives and office support staff, $400,000 Purchase warehouse
$796,000 working capital.


Total funding to be raised $20,000,000
At 75% funding for $15,000,000, the funds will be used in the following manner
$12,680,000 40 NT Combos
$3,100,000 AI expansion
$600,000 patent and legal
$1,300,000 C level Executives and office support staff, $400,000 Purchase warehouse
$1,920,000 working capital.


Risk Factors

There are many risks involved in investing in new issue
 securities such as our company.
The following risk factors are not meant to be all encompassing, but rather highlights some of the more significant factors that investors face in investing in our company.
The information contained herein is not intended as a discussion of the merits of the artificial intelligence and biosurfactant industries, but an overview of emerging technologies and applications that may mature. You must perform your own evaluation or what that of industry professionals of whether purchasing securities in this offering is consistent with your investment objectives, risk tolerance, and financial situation.
There are a variety of risk factors typically associated with investing in new companies in new industries, any one of which may have a material and adverse effect on if the company will in fact achieve success in the marketplace. These include the following:
Company?s Lack of Operating History. A Company that engages in a public offering may be in the early stages of development with a history of no revenues and may operate at a loss for quite some time and are typically subject to the difficulties, uncertainties, and risks associated with the establishment of a new business such as gaining market share, artificial intelligence capability and acceptance in the public domain, limited product lines, lack of marketing expertise, the existence of more experienced or better capitalized competition, and reliance on a few large suppliers or customers. No Prior Market for our Common Stock
 Determination of Offering
Price Potential Volatility. Prior to an offering, there is generally no public market for an issuer?s common stock and there can be no assurance that an active trading market will develop or be sustained following the offering. The offering price of securities stated in this offering was determined by what is needed to enter the industry and that may change.

Dilution
If the stock of the company does trade, the securities may be subject to significant fluctuations in response to numerous factors such as lack of liquidity, general market volatility, and other factors unrelated to the operating performance of the company. Additional Financing. A company that operates at a loss or with limited cash flow following an offering will generally be required to secure additional financing in order to fund its operation.
If the issuer decides to issue additional equity securities, it is possible that their issuance will result in dilution of the interests of existing shareholders, including those who had purchased in this offering.
 To the extent that the issuer incurs indebtedness, the issuer will be subject to certain risks including interestrate fluctuations and inability to generate sufficient cash flow to make scheduled payments.
In addition, indebtedness generally ranks prior to the common stock of an issuer for purposes of distributing the issuer?s assets in the event of bankruptcy. There is also the possibility that the issuer will be unable to locate financing on satisfactory terms or may be required to significantly curtail its operations.
Dependence on Key Personnel. An issuer is often highly dependent on the services of key technical and management personnel and loss of their services could have a material adverse effect on the issuer?s business or operations.
Proprietary Rights and Licenses. Because our company depends on patent protection and proprietary trade secrets in our operations, our success is directly related to our ability to obtain and enforce intellectual property protection for such technology if granted. There exists the possibility that certain patents would not be sufficiently broad to protect key aspects of our business, so that competitors would be able to duplicate our processes or that patent laws would not provide effective legal or injunctive remedies to prevent infringement. Patents are also frequently challenged, invalidated, or circumvented by competitors; litigation of patent or infringement claims may result in substantial cost and diversion of resources. Business Expansion interruption or not obtained.
 Rapid and substantial demand for our products may lead to delays in filling orders and meeting scheduled scans
.. Such delays, if recurring, can increase the risk that customers will cancel our services and seek other options. To the extent that our company seeks to expand to meet demand, the costs and ability of doing so may be underestimated.
Dependence on Key Suppliers. Our company relies significantly on a limited group of suppliers to obtain product components or materials. If our company is unable to obtain sufficient quantities or such components or materials fail to meet specifications, delays or reductions in shipments may hamper our ability to keep deadlines and meet client expectations. We nay not recover from this type of damage to our reputation
Dependence on Limited Number of Customers. Our primary customer base is limited to a small number of customers for lack of resources, loss of any one of which could have a material adverse effect on our business and financial condition.

Competition. companies experience significant competition in their product lines from other companies, including larger companies which have access to greater financial, technical, and other resources. It may be difficult for our company to continue to make investments necessary to maintain its competitive position.
Rapid Technological Change. Companies in the present technology field of artificial intelligence face constant technology innovations from other entities.
 Our technology is subject to future technologies will render our products or technologies obsolete. Our company may be unable to develop or introduce new products or enhancements to existing products and processes in a timely manner to achieve market acceptance, satisfy client needs or compete with new technology innovations.


Management

The founder of Decontaminate Inc is Keith Louis ? DeSanto.
Keith has a Bachelor of Science in Mathematics form Northeastern University in Boson MA. Keith has worked in the financial Industry since graduating college and has since owned Goldes Securities CRD 115-248, a FINRA registered Broker Dealer. Keith also owns Rhamnolipid, Inc. a Biosurfactant company and can be viewed at www.rhamnolipid.com Keith owns 1,000,000 shares of preferred stock with voting rights of 250 votes per share and no common stock shares.


After the first round of funding, C level individual positions will be filled as well as clerical positions.

Board of Directors

The Board of Directors consists presently of the founder, Keith
Louis De Santo.
  There will be 8 other seats to fill after funding. The board should consist of 4 individuals who the funders choose and 4 different industry professionals from the janitorial industry, the AI industry, banking industry and the tech industry.

Officers. Keith Louis De Santo will be the CEO of the company. Compensation for the CEO will be $100,000 per year. Keith has a Bachelor of Science degree in Mathematics from Northeastern University. Keith has worked in the financial industry since 1989.
Contact Information

www.decontaminate.ai

Decontaminate Inc.
100 Ashley Drive S
Suite 600
Tampa, Florida 33602
7272811996



Financials Exhibit A


Plan of Distribution.
If we decide to use a broker Dealer, we will update this Offering Circular.


This offering circular does not disclose trade secrets, proprietary formulas, sensors or specific
application information.

/Keith Louis De Santo/ CEO, CFO and Sole Director